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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                   NVR, Inc.
        (Exact Name of Primary Registrant as Specified in its Charter)


              Virginia                                54-1394360
      (State of Incorporation)           (I.R.S. Employer Identification Number)

    7601 Lewinsville Road, Suite 300                     22102
            McLean, Virginia                           (Zip Code)
(Address of Principal Executive Offices)

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If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(c), please check the following
box.  [X]                                 box.  [_]


Securities Act registration statement file number to which this form relates: 333-44515
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Securities to be registered pursuant to 12(b) of the Act:


      Title of Each Class                  Name of Each Exchange on Which
      to be so Registered                  Each Class is to be Registered
    -------------------------              ------------------------------
    8% Senior Notes due 2005                   American Stock Exchange


Securities to be registered pursuant to 12(g) of the Act:

                                     None
                               ----------------
                               (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Information with respect to the Notes is incorporated herein by reference to the section captioned "Description of Notes" in the Prospectus Supplement dated April 8, 1998, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, including the related Prospectus dated April 6, 1998.

ITEM 2.   EXHIBITS

1.1 Final Prospectus Supplement dated April 8, 1998 and related Prospectus dated April 6, 1998, as filed with the Securities and Exchange Commission on April 8, 1998.


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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    NVR, INC.


Date: April 10, 1998                By:     /s/  Paul C. Saville
                                    Name:   Paul C. Saville
                                    Title:  Senior Vice President and Chief
                                            Financial Officer


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